UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2007
Nash-Finch Company
(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 832-0534
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     Nash-Finch Company (the “Company”) is filing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2007 solely to revise the information under the heading “Change in Control Agreements” with respect to our Chief Executive Officer and to attach Exhibit 10.1. No other information contained in the Form 8-K is amended by this Form 8-K/A.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     It recently came to the attention of the Company that the Change of Control Agreement presented to our Chief Executive Officer, Alec C. Covington, for execution did not include a previously negotiated provision that the termination of Mr. Covington’s employment with the Company for any reason other than death, Disability or Retirement within six (6) calendar months following a Change in Control would be conclusively deemed to constitute “Good Reason” under the Change of Control Agreement. As a result, the Company issued a corrected Change of Control Agreement (the “Agreement”) to Mr. Covington, which he executed on February 26, 2008.
     Pursuant to the Agreement, if Mr. Covington’s employment by the Company is terminated for any reason other than death, Cause, Disability or Retirement, or if Mr. Covington terminates employment by the Company for Good Reason either within: (a) twenty-four (24) calendar months following a Change in Control; or (b) prior to a Change in Control if Mr. Covington’s termination was either a condition of the Change in Control or was at the request or insistence of a person (other than the Company) related to the Change in Control, Mr. Covington would receive an amount equal to his “Highest Monthly Compensation” (defined as one-twelfth (1/12) of the highest amount of Mr. Covington’s compensation for any twelve (12) consecutive calendar-month period during the thirty-six (36) consecutive calendar-month period prior to the month that includes the date of termination) multiplied by the lesser of (i) the number of full or partial calendar months remaining until Mr. Covington’s retirement or (ii) thirty-six (36).In addition, Mr. Covington would be entitled to the continuation of certain benefit plans (including health, life, dental and disability) for him and his dependents for a 36-month period. Mr. Covington is required to sign a release of claims as a pre-requisite to receipt of benefits under the Agreement.
     The foregoing summary of the Change in Control Agreement entered into by Mr. Covington is qualified in its entirety by reference to the full text of the agreement filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Change in Control Agreement entered into by Nash-Finch Company and Alec C. Covington dated February 26, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: February 26, 2008	By:	/s/ Kathleen M. Mahoney
		Name:	Kathleen M. Mahoney
		Title:	Senior Vice President, General Counsel and Secretary

NASH-FINCH COMPANY
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description	Method of Filing

10.1	Change in Control Agreement entered into by Nash-Finch Company and Alec C. Covington dated February 26, 2008	Filed electronically herewith